Exhibit 99.3

Defined terms included below and not otherwise defined in this Exhibit 99.3 have the same meaning as terms defined and included elsewhere in the Original Report.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of LG Studios and SEAC adjusted to give effect to the Business Combination, the acquisition of eOne and other transactions (together with the Business Combination and the acquisition of eOne, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 combines the historical balance sheets of LG Studios and SEAC on a pro forma basis as if the Transactions had been consummated on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2024 combines the historical statements of operations of LG Studios, eOne and SEAC on a pro forma basis as if the Transactions had been consummated on April 1, 2023, the beginning of the earliest period presented. LG Studios’ fiscal year ends on March 31, eOne’s fiscal year ends on the last Sunday in December and SEAC’s fiscal year ends on December 31. The pro forma condensed combined financial information is presented on the basis of LG Studios’ fiscal year and combines the historical results of the fiscal periods of LG Studios, eOne and SEAC.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and operating results that would have been achieved had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of LG Studios following the completion of the Transactions and may not be useful in predicting the future financial condition and results of operations of LG Studios following the Closing. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected in this Amendment No. 1 due to a variety of factors. Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date on which this unaudited pro forma condensed combined financial information is prepared and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information was derived from and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial information, financial statements of LG Studios, which are included as exhibit 99.1 to this Amendment No. 1, “LG Studios’ Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which is included as exhibit 99.2 to this Amendment No. 1, financial statements of eOne and SEAC, which are included in the Prospectus, sections of the Prospectus titled “SEAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other information relating to LG Studios, eOne and SEAC contained in the Original Report, including the Business Combination Agreement, as amended, and the description of certain terms thereof set forth in the section titled “The Business Combination.”

Description of the Business Combination

On the Closing Date, New SEAC, SEAC, MergerCo, New BC Sub, Lions Gate Parent, Studio HoldCo and StudioCo consummated the previously announced Business Combination, in accordance with the Business Combination Agreement dated as of December 22, 2023, as amended on April 11, 2024 and May 9, 2024, pursuant to which LG Studios was combined with SEAC through a series of transactions, including an amalgamation of StudioCo and New SEAC under a Canadian plan of arrangement, resulting in the formation of a new, standalone publicly-traded entity and successor to New SEAC, Lionsgate Studios Corp. (also referred to herein as Pubco or LG Studios), with Lions Gate Parent having a controlling financial interest.

As previously disclosed or disclosed elsewhere in the Original Report, SEAC, New SEAC and Lions Gate Parent entered into Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors agreed, subject to the terms and conditions set forth therein, to subscribe for and purchase from LG Studios, immediately following the Amalgamations, an aggregate of approximately 18,172,378 Pubco Common Shares (the “Original PIPE Shares”), at a purchase price of $9.63 per share and 11,617,871 Pubco Common Shares (the “Additional PIPE Shares” and together with the Original PIPE Shares, the “PIPE Shares”), at a purchase price of $10.165 per share. The PIPE Shares were to provide for an aggregate cash amount of approximately $293.1 million. Pursuant to the Subscription Agreements, certain of the PIPE Investors could elect to offset their total commitments under their Subscription Agreements (the “Reduction Right”), on a one-for-one basis, up to the total amount of PIPE Shares subscribed thereunder, subject to the terms and conditions set forth in the applicable Subscription Agreement. Prior to the Closing, PIPE Investors exercised such Reduction Rights with respect to 1,953,976 PIPE Shares, which reduced the number of PIPE Shares to be issued in connection with the Closing to 27,836,273, for an aggregate cash amount of approximately $274.3 million. At Closing 25,759,430 PIPE Shares were issued, for an aggregate cash amount of approximately $254.3 million. Subsequent to Closing, 2,076,843 PIPE Shares, for which subscriptions had been received prior to close are expected for an aggregate cash amount of approximately $20.0 million.

As previously disclosed or disclosed elsewhere in the Original Report, SEAC and New SEC entered into Non-Redemption Agreements with the Non-Redemption Investors. Pursuant and subject to the Non-Redemption Agreements, for every SEAC Class A Ordinary Share (the “Purchase Commitment Shares”) purchased or held by the Non-Redemption Investors thereunder, such Non-Redemption Investors were entitled to purchase from SEAC 0.0526 newly issued SEAC Class A Ordinary Shares, at a purchase price of $0.0001 per whole share (the “NRA Shares,” together with the Reduction Rights Shares, the “Additional Shares”). Pursuant to the Non-Redemption Agreements, in connection with the Closing, Non-Redemption Investors purchased an aggregate of 254,200 NRA Shares at a purchase price of $0.0001 per share, with respect to an aggregate number of Purchase Commitment Shares equal to 4,856,259 SEAC Class A Ordinary Shares.

An extraordinary general meeting of shareholders of SEAC was held on May 7, 2024 (the “SEAC Shareholders’ Meeting”) where the SEAC shareholders considered and approved, among other matters, a proposal to approve the Business Combination Agreement, including the Arrangement and the Plan of Arrangement, and approve the transaction contemplated thereby.

Prior to the SEAC Shareholders’ Meeting, holders of an aggregate 10,147,350 SEAC Class A Ordinary Shares exercised and did not reverse their right to have such shares redeemed for a pro rata portion of the Trust account, which was approximately $10.774 per share, or approximately $109.3 million in the aggregate. The amount remaining in the Trust account following such redemptions, including any reversals thereof, was $75.7 million.

In connection with and prior to the Closing, the following occurred (not necessarily in the following order):

•

Sponsor Securities Repurchase: 16,740,000 SEAC Class B Ordinary Shares held by the SEAC Sponsor in excess of 1,800,000 SEAC Class B Ordinary Shares were repurchased by SEAC in exchange for an aggregate of $1.00 and options to receive an additional 2,200,000 SEAC Class A Ordinary Shares, subject to the terms and conditions of the Sponsor Option Agreement;

•

Class B Conversion: each of the remaining 2,010,000 SEAC Class B Ordinary Shares (consisting of the 1,800,000 and 210,000 of SEAC Class B Ordinary Shares held by the SEAC Sponsor and the independent directors and advisors, respectively) automatically converted into one SEAC Class A Ordinary Share;

•

Issuance of Reduction Right Shares: As a result of PIPE Investors exercising Reduction Rights, 193,927 newly issued SEAC Class A Ordinary Shares were issued to PIPE Investors, at an aggregate purchase price of $19.39, or $0.0001 per share;

•	Issuance of NRA Shares: 254,200 SEAC Class A Ordinary Shares were issued to SEAC Non-Redemption Investors at an aggregate purchase price of $25.42, or $0.0001 per share;

•	SEAC Merger: As a result of the SEAC Merger, each of the then issued and outstanding SEAC Class A Ordinary Shares, was exchanged for one New SEAC Class A Ordinary Share;

•

SEAC Public Warrant Exchange: the SEAC Public Warrant Exchange was effected, whereby each of the then issued and outstanding whole SEAC Public Warrants was automatically exchanged for $0.50 in cash pursuant to the SEAC Warrant Agreement Amendment; and

•	SEAC Private Placement Warrant Forfeiture: all of the issued and outstanding private placement warrants were forfeited and cancelled for no consideration.

On the Closing Date, through a series of transactions all of the then-issued and outstanding New SEAC Class A Ordinary Shares were ultimately converted on a one-to-one basis into SEAC Amalco Common Shares, with SEAC Amalco being the successor to New SEAC.

Pursuant to the StudioCo Amalgamation, on the Closing Date each then-issued and outstanding SEAC Amalco Common Share was cancelled in exchange for one Pubco Common Share and the SEAC Sponsor Option under the Sponsor Option Agreement was converted to an option to receive Pubco Common Shares upon the same terms and conditions as in the Sponsor Option Agreement, and each then issued and outstanding common share, without par value, of StudioCo was cancelled in exchange for 253,435,794 Pubco Common Shares.

In connection with the Closing, LG Studios received aggregate gross transaction proceeds of approximately $350.0 million, of which $330.0 million was received at or shortly after Closing and the remaining $20.0 million is expected to be received shortly. LG Studios expects to transfer the Post-Arrangement Repayment Amount of approximately $316.7 million in cash to a wholly-owned subsidiary of Lions Gate Parent in partial repayment of intercompany financing arrangements between subsidiaries of Lions Gate Parent and subsidiaries of StudioCo.

For more information about the Business Combination, please see the section of the final prospectus filed with the SEC on April 18, 2024 by New SEAC, as it may be amended or supplemented from time to time (File No. 333-276414) (the “Proxy Statement/Prospectus”) titled “The Business Combination”.

Accounting Treatment of the Business Combination and Related Transactions

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP, whereby SEAC is treated as the acquired company and LG Studios is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of LG Studios issuing stock for the net assets of SEAC, accompanied by a recapitalization. The net assets of SEAC are stated at fair value, which approximates their historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the periods prior to the Business Combination will be for those of LG Studios.

LG Studios has been determined to be the accounting acquirer in the Business Combination because LG Studios’ existing equity holder (a wholly owned subsidiary of Lions Gate Parent), has a controlling financial interest in the combined company with 87.2% of the voting interest following the Closing and the ability to nominate and elect the majority of the Pubco Board.

In connection with the Sponsor Securities Repurchase, 2,200,000 SEAC Sponsor Options to receive Pubco Common Shares pursuant to the Sponsor Option Agreement were issued and have an exercise price of $0.0001 per share. The options will become exercisable (i) on or after the date on which the trading price of the Pubco Common Shares (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) equals or exceeds $16.05 per share or (ii) if a Change of Control (as defined in the Sponsor Option Agreement) occurs, subject to certain conditions. The options are not considered compensatory nor will they be granted in exchange for a good or service. As a contingent consideration arrangement, the options meet the requirements for equity classification because they are considered to be indexed to the Pubco Common Shares and would be classified in stockholders’ equity. LG Studios recorded the fair value of the options to equity at the Closing Date.

Description of Acquisition of eOne and Other Transactions

On December 27, 2023, Lions Gate Parent and its subsidiaries completed the acquisition of all of the issued and outstanding equity interests of the companies constituting the eOne business for an aggregate preliminary purchase price of $385.1 million, which reflects the cash purchase price of $375.0 million and an amount for estimated purchase price adjustments including cash, debt and working capital, and the assumption by the Lions Gate Parent of certain production financing indebtedness. Upon closing, eOne is reflected in LG Studios Motion Picture and Television Production segments. Lions Gate Parent funded the acquisition of eOne with a combination of cash on hand and a drawdown of $375.0 million under its revolving credit facility.

On January 2, 2024, Lions Gate Parent closed on the acquisition of an additional 25% of 3 Arts Entertainment representing approximately half of the noncontrolling interest for approximately $194.1 million. In addition, Lions Gate Parent purchased certain profit interests, held by certain managers, and entered into certain option rights agreements providing noncontrolling interest holders the right to sell and Lions Gate Parent the right to purchase their remaining (24%) interest beginning in January 2027. Lions Gate Parent funded the acquisition of additional interest in 3 Arts Entertainment primarily with a drawdown of approximately $194.1 million under its revolving credit facility.

Accounting Treatment of the acquisition of eOne

As LG Studios is determined to be the accounting acquirer in the acquisition of eOne, the acquisition is considered a business combination under Accounting Standard Codification (“ASC”) Topic 805 and was accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total estimated purchase price, has been allocated to the tangible and intangible assets acquired and liabilities assumed of eOne based on a preliminary estimate of their fair value, and such estimates are reflected in LG Studios historical combined balance sheet as March 31, 2024. The preliminary allocation of the estimated purchase price is based upon management’s estimates based on information currently available and is subject to revision as a more detailed analysis is completed and additional information on the fair value of the assets and liabilities become available and final appraisals and analysis are completed. LG Studios is still evaluating the fair value of film and television programs and libraries, projects in development, intangible assets, participations and residuals liabilities, and income taxes, in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could be material. A change in the fair value of the net assets of eOne may change the amount of the purchase price allocable to goodwill, and could have a material impact on the accompanying unaudited pro forma condensed combined statements of operations.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this Amendment No. 1. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information gives effect to the Transactions, including:

•	Transaction accounting adjustments related to the Business Combination (see Note 4)

•	the PIPE, including the impact of PIPE Investors’ exercise of Reduction Rights described above, as applicable;

•	the Non-Redemption Agreements, including the issuance of NRA Shares;

•	the Sponsor Securities Repurchase and Class B Conversion;

•	the issuance of New SEAC Class A Ordinary Shares in connection with the SEAC Merger;

•	the SEAC Public Warrant Exchange;

•	the SEAC Private Placement Warrant Forfeiture;

•	the Post-Arrangement Repayment; and

•	the related income tax effects of the Business Combination pro forma adjustments.

•	eOne acquisition and other transaction accounting adjustments (see Note 6)

•	the acquisition of eOne inclusive of the following:

•	reclassification of certain eOne historical financial information to conform to LG Studios presentation of similar expenses; and

•

other adjustments, including those related to interest expense on the additional drawdown of LG Studios revolving credit facility that was used to finance the acquisition of eOne, and future expense associated with the acquired assets.

•	the acquisition of an additional interest in 3 Arts Entertainment for $194.1 million and additional drawdown of LG Studios revolving credit facility to finance the acquisition; and

•	the related income tax effects of the eOne acquisition and other transaction pro forma adjustments.

The following summarizes the pro forma capitalization of the post-combination company following the Closing:

	Pubco Common Shares at Closing (Shares)%
Lions Gate Parent	253,435,794	87.2%
SEAC Public Shareholders(1)	7,027,873	2.4%
SEAC Sponsor and its permitted transferees (2)	2,010,000	0.7%
PIPE Investors (3)	27,836,273	9.6%
Additional Shares (4)	448,127	0.1%

Pro Forma Common Stock Outstanding	290,758,067	100.0%

(1)

Reflects redemptions prior to Closing of (i) 57,824,777 SEAC Class A Ordinary Shares in connection with the extension meeting and (ii) 10,147,350 SEAC Class A Ordinary Shares in connection with the SEAC Shareholders’ Meeting.

(2)	Excludes options for the purchase of 2,200,000 Pubco Common Shares subject to certain vesting restrictions pursuant to the Sponsor Option Agreement.
(3)

Reflects 25,759,430 PIPE Shares issued to PIPE Investors at Closing and an additional 2,076,843 PIPE Shares are expected to be issued pursuant to Subscription Agreements subsequent to the Closing. Amounts exclude 1,953,976 PIPE Shares for which Reduction Rights were exercised.

(4)	Includes 254,200 shares issued to Non Redemption Investors and 193,927 Reduction Rights Shares issued to PIPE Investors.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2024

(in millions)

	LG Studios (Historical)	SEAC (Historical)	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments: Business Combination (Note 4)			Pro Forma Combined
Assets
Cash and cash equivalents	$277.0	$0.4		$75.7	(b	)	$263.9
				(1.2)	(c	)
				—	(d	)
				274.3	(e	)
				—	(g	)
				(12.5)	(k	)
				(33.1)	(l	)
				(316.7)	(p	)
Accounts receivable, net	688.6	—					688.6
Due from Starz Business	33.4	—					33.4
Prepaid expenses	—	0.1					0.1
Other current assets	373.1	—		(7.1)	(l	)	366.0

Total current assets	1,372.1	0.5	—	(20.6)			1,352.0

Cash and investments held in Trust Account	—	804.2		(728.5)	(a	)	—
				(75.7)	(b	)
Investment in films and television programs, net	1,929.0	—					1,929.0
Property and equipment, net	37.3	—					37.3
Investments	74.8	—					74.8
Intangible assets, net	25.7	—					25.7
Goodwill	811.2	—					811.2
Other assets	852.9	—					852.9

Total assets	$5,103.0	$804.7	$—	$(824.8)			$5,082.9

Liabilities
Accounts payable	$246.7	$—		—			$246.7
Content related payables	41.4	—					41.4
Other accrued liabilities	282.4	6.5		(12.6)	(l	)	276.3
Participations and residuals	647.8	—					647.8
Film related obligations	1,393.1	—					1,393.1
Debt - short term portion	860.3	—					860.3
Deferred revenue	170.6	—					170.6
PIPE with reduction right liability	—	19.4		(19.4)	(e	)	—

Total current liabilities	3,642.3	25.9	—	(32.0)			3,636.2

Debt	923.0	—		(316.7)	(p	)	606.3
Participations and residuals	435.1	—					435.1
Film related obligations	544.9	—					544.9
Other liabilities	452.5	—					452.5
Deferred revenue	118.4	—					118.4
Deferred tax liabilities	13.7	—					13.7
Warrant liability	—	0.2		(0.2)	(j	)	—
Deferred underwriting compensation	—	8.9		(8.9)	(c	)	—

Total liabilities	6,129.9	35.0	—	(357.8)			5,807.1

	LG Studios (Historical)	SEAC (Historical)	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments: Business Combination (Note 4)			Pro Forma Combined
Commitments and contingencies
Redeemable noncontrolling interest	123.3	—					123.3
Class A ordinary shares subject to possible redemption	—	804.1		(728.5)	(a	)	—
				(75.6)	(f	)
Stockholders’ equity
Preference shares	—	—					—
Ordinary shares
Class A	—	—		—	(d	)	—
				—	(f	)
				—	(h	)
				—	(i	)
Class B	—	—		—	(g	)	—
				—	(h	)
Parent net investment	(1,249.1)	—		1,249.1	(n	)	—
Pubco Common Shares, no par value	—	—		293.7	(e	)	302.7
				—	(i	)
				(23.1)	(l	)
				71.0	(m	)
				(38.9)	(o	)
Additional paid-in capital	—	—		7.7	(c	)	—
				75.6	(f	)
				—	(g	)
				0.2	(j	)
				(12.5)	(k	)
				(71.0)	(m	)
Accumulated other comprehensive income	96.7	—					96.7
Retained earnings (accumulated deficit)	—	(34.4)		—	(a	)	(1,249.1)
				(4.5)	(l	)
				38.9	(o	)
				(1,249.1)	(n	)

Total stockholders’ equity (deficit)	(1,152.4)	(34.4)	—	337.1			(849.7)
Noncontrolling interest	2.2	—					2.2

Total equity (deficit)	(1,150.2)	(34.4)	—	337.1			(847.5)

Total liabilities, redeemable noncontrolling interest and equity (deficit)	$5,103.0	$804.7	$—	$(820.7)			$5,082.9

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2024

(in millions, except share and per share data)

	For the Year Ended March 31, 2024	For the Year Ended December 31, 2023				Transaction Accounting Adjustments: Business Combination (Note 4)			For the Year Ended March 31, 2024
	LG Studios (As Adjusted) (Note 6)	SEAC (Historical)	Autonomous Entity Adjustments (Note 3)						Pro Forma Combined

Revenue:
Revenue	$2,834.1	$—							$2,834.1
Revenue- Starz Business	545.9	—							545.9

Total revenue	3,380.0	—	—			—			3,380.0
Expenses:
Direct operating	2,141.6	—							2,141.6
Distribution and marketing	480.5	—							480.5
General and administration	433.5	5.6	21.2	(A	)	(0.2)	(aa	)	460.1
Depreciation and amortization	21.2	—							21.2
Restructuring and other	132.9	—							132.9
Impairment of goodwill and trade name	296.2	—							296.2
PIPE with reduction right expense	—	18.8				(18.8)	(cc	)	—

Total expenses	3,505.9	24.4	21.2			(19.0)			3,532.5

Operating income (loss)	(125.9)	(24.4)	(21.2)			19.0			(152.5)
Interest expense	(281.0)	—				22.7	(ee	)	(258.3)
Interest and other income	26.0	—							26.0
Other expense	(27.8)	—							(27.8)
Loss on extinguishment of debt	(1.3)	—							(1.3)
Gain on investments, net	3.5	—							3.5
Equity interests income	8.7	—							8.7
Interest from investments held in Trust Account	—	37.8				(37.8)	(bb	)	—
Change in fair value of warrant liability	—	2.8				(2.8)	(dd	)	—
Change in fair value of PIPE with reduction right liability	—	0.5				(0.5)	(cc	)	—

Income (loss) before income taxes	(397.8)	16.7	(21.2)			0.6			(401.7)
Income tax provisions	4.1	—	—	(B	)	—	(ff	)	4.1

Net income (loss)	(393.7)	16.7	(21.2)			0.6			(397.6)
Less: Net loss attributable to noncontrolling interests	9.9	—	—						9.9

Net income (loss) attributable to controlling interest	$(383.8)	$16.7	$(21.2)			$0.6			$(387.7)

Net income per share, basic and diluted		$0.18							$(1.37)
Weighted average shares outstanding, basic and diluted		93,750,000							290,758,067

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP, whereby SEAC is treated as the acquired company and LG Studios is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of LG Studios issuing stock for the net assets of SEAC, accompanied by a recapitalization. The net assets of SEAC are stated at fair value, which approximates their historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the periods prior to the Business Combination will be for those of LG Studios.

As LG Studios was determined to be the accounting acquirer in the acquisition of eOne, the acquisition was considered a business combination under ASC 805, and was accounted for using the acquisition method of accounting. LG Studios recorded the preliminary estimated fair value of assets acquired and liabilities assumed from eOne upon acquisition, on December 27, 2023. Fair value is defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The preliminary allocation of the estimated purchase price is based upon management’s estimates based on information currently available and is subject to revision as a more detailed analysis is completed and additional information on the fair value of the assets and liabilities become available and final appraisals and analysis are completed. The preliminary estimated fair value of the assets and liabilities are reflected in the historical balance sheet of LG Studios presented herein; however, LG Studios is still evaluating the fair value of film and television programs and libraries, projects in development, intangible assets, participations and residuals liabilities, and income taxes, in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could be material. A change in the fair value of the net assets of eOne may change the amount of the purchase price allocable to goodwill, and could have a material impact on the accompanying unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the fiscal year ended March 31, 2024 give pro forma effect to the Business Combination as if it had been consummated on April 1, 2023. See Note 4.

LG Studios in the unaudited proforma condensed combined balance sheet as of March 31, 2024 reflects the historical balance sheet of LG Studios, inclusive of the preliminary estimated fair value of assets acquired and liabilities assumed upon the completed acquisition of eOne. LG Studios (as adjusted) in the unaudited proforma condensed combined statements of operations for the fiscal year ended March 31, 2024 is derived from the pro forma statement of operation information, as presented in Note 6, which combines the historical statements of operations of LG Studios and eOne on a pro forma basis as if the acquisition of eOne and other transactions had been consummated on April 1, 2023.

LG Studios’ fiscal year ends on March 31, eOne’s fiscal year ends on the last Sunday in December and SEAC’s fiscal year ends on December 31. The pro forma condensed combined financial information is presented on the basis of LG Studios’ fiscal year and combines the historical results of the fiscal periods of LG Studios, eOne and SEAC.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 has been prepared using, and should be read in conjunction with, the following:

•	LG Studios’ audited combined balance sheet as of March 31, 2024 and the related notes included as Exhibit 99.1 this Amendment No. 1; and

•	SEAC’s unaudited consolidated balance sheet as of March 31, 2024 as included in SEAC’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2024.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2024 has been prepared using, and should be read in conjunction with, the following:

•	LG Studios’ audited combined statement of operations for the fiscal year ended March 31, 2024 and the related notes included as Exhibit 99.1 this Amendment No. 1;

•

eOne’s unaudited condensed combined statement of operations data for the nine months ended December 27, 2023 is derived from eOne’s accounting records including eOne’s unaudited condensed combined statement of operations for the nine months ended October 1, 2023 and the related notes are included in the Prospectus. The results of eOne are reflected in LG Studios’ audited combined statement of operations beginning December 27, 2023; and

•	SEAC’s audited statement of operations for the year ended December 31, 2023 and the related notes included in the Prospectus.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the completion of the Transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the current time.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of LG Studios, eOne and SEAC.

2. Accounting Policies

As part of preparing the unaudited pro forma condensed combined financial information, LG Studios conducted an initial review of the accounting policies and practices of SEAC and eOne to determine if differences in accounting policies and practices require reclassification of results of operations or reclassification of assets or liabilities to conform to LG Studios’ accounting policies and practices. Based on its initial analysis, management did not identify any differences between LG Studios and SEAC or eOne that would have a material impact on the unaudited pro forma condensed combined financial information. LG Studios will continue its detailed review of SEAC’s and eOne’s accounting policies and practices and as a result of that review, LG Studios may identify additional differences between the accounting policies and practices of the companies that, when conformed, could have a material impact on the consolidated financial statements of LG Studios following the Closing.

3. Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Financial Information Related to the Business Combination

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. Autonomous entity adjustments are presented as LG Studios has historically operated as part of Lionsgate and additional contractual agreements were executed to operate as a standalone reporting entity.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 does not reflect amounts for autonomous entity adjustments as management does not anticipate that the net asset impact derived from the Separation Agreement, Shared Services Agreement, Tax Matters Agreement and Intercompany Note and Assumption Agreement, will be materially different than the historical impact for the net assets that has been allocated by Lionsgate to LG Studios in its historical audited combined balance sheet as of March 31, 2024.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The autonomous entity adjustments included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2024 are as follows:

(A)

Reflects an adjustment to the estimated incremental portion of Lions Gate Parent’s corporate general and administrative functions and expenses, including stock based compensation expense for Lions Gate Parent equity awards, related to the corporate functions, that will remain with LG Studios, pursuant to the Shared Services Agreement, and results in additional corporate expenses that will be incurred by LG Studios. The total amount of Lions Gate Parent’s corporate expenses to be recorded by LG Studios reflects all of Lions Gate Parent’s corporate general and administrative expenses, combined, less approximately $10.0 million for the fiscal year ended March 31, 2024, which pursuant to the Shared Services Agreement are expected to remain with Lions Gate Parent.

(B)	No adjustment is reflected for the fiscal year ended March 31, 2024 based on LG Studios having a full valuation allowance on its net deferred tax asset.

4. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information related to the Business Combination

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had LG Studios following the Closing, filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of LG Studios shares outstanding, assuming the Business Combination occurred on April 1, 2023.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet related to the Business Combination

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2024 are as follows:

(a)

Reflects aggregate redemptions of $730.1 million, net of increases in the Trust Account associated with interest earned between March 31, 2024 and the Closing. On April 9, 2024, 57,824,777 SEAC Class A Ordinary Shares were submitted for redemption and not reversed in connection with the extension meeting. Such 57,824,777 SEAC Class A Ordinary Shares were redeemed at a redemption price of approximately $10.735 per share, for an aggregate of $620.7 million. On May 3, 2024, 10,147,350 SEAC Class A Ordinary Shares were submitted for redemption and not reversed in connection with the SEAC Shareholders’ Meeting. Such 10,147,350 SEAC Class A Ordinary Shares were redeemed at a redemption price of approximately $10.774 per share, for an aggregate of $109.3 million. The interest earned in the Trust Account between March 31, 2024 and April 10, 2024 was approximately $0.9 million. The interest earned in the Trust Account between April 11, 2024 and Closing was approximately $0.7 million. The adjustment to SEAC Class A Ordinary Shares subject to possible redemption reflects the decrease of $728.5 million, which is attributable to the aggregate redemption amount of $730.1 million, net of the aggregate accretion to the redemption value of $1.6 million.

(b)

Reflects the reclassification of cash and investments held in the Trust Account that became available following the Business Combination to cash and cash equivalents (after giving effect to redemptions).

(c)

Reflects the payment of $1.2 million in deferred underwriters’ compensation subject to amended agreements with the underwriters. The portion of the deferred underwriting fee that was not paid at Closing is reflected as an increase to additional paid-in capital, and then reclassified to Pubco Common Shares in Note 4(m) below.

(d)

Reflects the issuance of (i) 193,927 SEAC Class A Ordinary Shares to PIPE Investors as a result of PIPE Investors exercising Reduction Rights, for an aggregate purchase price of $19.39, or $0.0001 per share and (ii) 254,200 SEAC Class A Ordinary Shares to SEAC Non-Redemption Investors at an aggregate purchase price of $25.42, or $0.0001 per whole shares.

(e)

Reflects proceeds of $274.3 million at Closing and expected to be received subsequent to Closing from the issuance and sale of (i) 16,218,402 shares of Pubco Common Shares at $9.63 per share, and (ii) 11,617,871 shares of PubCo Common Shares at $10.165 per share, pursuant to the Subscription Agreements and elimination of PIPE with reduction right liability of $19.4 million. Transaction costs of $8.0 million associated with the issuance and sale of shares of PubCo Common Shares are reflected and described in Note 4(l) below.

(f)	Reflects the reclassification of $75.6 million of SEAC Class A Ordinary Shares subject to possible redemption to permanent equity.

(g)	Reflects the Sponsor Securities Repurchase of 16,740,000 SEAC Class B Ordinary Shares held by the Sponsor for $1.00 and 2,200,000 SEAC Sponsor Options.

(h)	Reflects the Class B Conversion of 2,010,000 SEAC Class B Ordinary Shares into 2,010,000 SEAC Class A Ordinary Shares.

(i)	Reflects the exchange of 9,486,000 SEAC Class A Ordinary Shares (including 2,010,000 SEAC Class A Ordinary Shares converted in adjustment 4(h) above) for 9,486,000 Pubco Common Shares.

(j)	Reflects SEAC Private Placement Warrant Forfeiture of 11,733,333 SEAC Private Placement Warrants held by the Sponsor.

(k)	Reflects the SEAC Public Warrant Exchange for the exchange of 25,000,000 SEAC Public Warrants for $0.50 per whole public warrant.

(l)	Reflects transaction costs incurred by LG Studios and SEAC of approximately $15.1 million and $19.6 million, respectively, for legal, financial advisory and other professional fees.

•	For LG Studios’ estimated transaction costs:

•	adjustment reflects elimination of $6.4 million of transaction costs that were deferred in other current assets and accrued in other accrued liabilities as of March 31, 2024;

•	adjustment reflects elimination of $0.7 million of transaction costs that were deferred in other current assets and paid as of March 31, 2024;

•	adjustment reflects a reduction of cash of $14.4 million, which represents LG Studio’s transaction costs less amounts previously paid by LG Studios as of March 31, 2024;

•	adjustment reflects $15.1 million of transaction costs capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in Pubco Common Shares.

•	For SEAC’s estimated transaction costs, which exclude the deferred underwriting compensation described in Note 4(c) above:

•	adjustment reflects $6.2 million of transaction costs accrued by SEAC in other accrued liabilities and recognized as expense as of March 31, 2024;

•	adjustment reflects $0.9 million of transaction costs recognized in expense and paid as of March 31, 2024;

•	adjustment reflects $18.7 million of transaction costs as a reduction of cash, which represents SEAC’s transaction costs less amounts previously paid by SEAC as of March 31, 2024; and

•

adjustment reflects $4.5 million of transaction costs as an adjustment to accumulated deficit as of March 31, 2024, which represents the total SEAC transaction costs less $7.1 million previously recognized by SEAC as of March 31, 2024 and $8.0 million of transaction costs capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in Pubco Common Shares.

(m)	Reflects the reclassification of SEAC additional paid-in capital to Pubco Common Shares.

(n)	Reflects the recapitalization of LG Studios’ parent net investment into 253,435,794 Pubco Common Shares, which is adjusted to accumulated deficit.

(o)	Reflects the elimination of SEAC’s historical accumulated deficit after recording the transaction costs to be incurred by SEAC as described in Note 4(l) above.

(p)

Reflects the transfer of the Post-Arrangement Repayment Amount in cash to Lions Gate Parent. The Post-Arrangement Repayment Amount is calculated based on the aggregate transaction proceeds of approximately $350.0 million, less SEAC transaction expenses as described in Note 4(l) above, less amounts payable pursuant to the SEAC Public Warrant Exchange described in Note 4(k) above and less the deferred underwriters compensation described in Note 4(c) above.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations related to the Business Combination

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the fiscal year ended March 31, 2024, are as follows:

(aa)

Reflects pro forma adjustment to eliminate historical expenses related to SEAC’s administrative, financial and support services paid to the Sponsor, which terminate upon consummation of the Business Combination.

(bb)	Reflects pro forma adjustment to eliminate interest from investments held in Trust Account.

(cc)

Reflects pro forma adjustment to eliminate PIPE with reduction right expense and change in fair value of PIPE with reduction right liability which was settled with the issuance of PIPE shares, as described in Note 4(d) and Note 4(e) above.

(dd)	Reflects pro forma adjustment to eliminate change in fair value of SEAC Private Placement Warrants, which were forfeited as part of the Business Combination, as described in Note 4(j) above.

(ee)

Reflects pro forma adjustment to reduce interest expense for the reduction of debt associated with the transfer of the Post-Arrangement Repayment Amount in cash to Lions Gate Parent, as described in Note 4(p) above.

(ff)	No income tax adjustment is reflected for the fiscal year ended March 31, 2024 based on LG Studios having a full valuation allowance on its net deferred tax asset.

5. Income (loss) per Share

Reflects the net income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issued relating to the Business Combination and related transactions have been outstanding for the entire periods presented.

Year Ended March 31, 2024
Pro forma net income (loss) attributable to common shareholders (in millions)	$(387.7)
Pro forma weighted average shares outstanding, basic and diluted	290,758,067
Pro forma net income (loss) per share, basic and diluted (1)	$(1.37)
Pro forma weighted average shares calculation, basis and diluted
SEAC Public Shareholders	7,027,873
SEAC Sponsor and its permitted transferees (2)	2,010,000
PIPE Investors	27,836,273
Lions Gate Parent	253,435,794
Additional Shares	448,127

290,758,067

(1)

Represents pro forma net income (loss) attributable to common shareholders less accretion of redeemable noncontrolling interest of $11.9 million, divided by pro forma weighted average shares outstanding, basic and diluted of 290,758,067.

(2)

The pro forma basic and diluted shares of the holders of SEAC Sponsor shares exclude the options to purchase 2,200,000 Pubco Common Shares subject to certain vesting restrictions set forth in the Sponsor Option Agreement.

6. Adjustments to LG Studios for the Acquisition of eOne and Other Transactions

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the preliminary estimated effect of LG Studios’ acquisition of eOne and other transactions, prior to the Autonomous Entity Adjustments described in Note 3 and prior to the Transaction Accounting Adjustments related to the Business Combination described in Note 4, and has been prepared for informational purposes only.

LG Studios in the unaudited proforma condensed combined balance sheet as of March 31, 2024 reflects the historical balance sheet of LG Studios, inclusive of the preliminary estimated fair value of assets acquired and liabilities assumed upon the completed acquisition of eOne and other transactions, as described below.

LG Studios (as adjusted) in the unaudited pro forma condensed combined statements of operations for the fiscal year ended March 31, 2024 combines the historical statements of operations of LG Studios and eOne for such periods as described in Note 1, on a pro forma basis as if the acquisition of eOne and other transactions had been consummated on April 1, 2023, the beginning of the earliest period presented. As the eOne acquisition occurred on December 27, 2023, the historical statement of operations of LG Studios for the fiscal year ended March 31, 2024 includes revenues and loss before income taxes from eOne for the period from December 27, 2023 through March 31, 2024, which amounted to $113.8 million and $4.9 million, respectively.

	For the Year Ended March 31, 2024 LG Studios (Historical)	For the Nine Months Ended December 27, 2023 eOne (unaudited)	PPA Adjustments			Other Adjustments			For the Year Ended March 31, 2024 LG Studios (As Adjusted)
Revenue:
Revenue	$2,440.5	$393.6							$2,834.1
Revenue- Starz Business	545.9	—							545.9

Total revenue	2,986.4	393.6	—			—			3,380.0
Expenses:
Direct operating	1,886.7	303.1	(48.2)	(AA	)				2,141.6
Distribution and marketing	462.3	18.2							480.5
General and administration	349.2	84.3							433.5
Depreciation and amortization	15.6	13.1	(7.5)	(BB	)				21.2
Restructuring and other	132.9	—							132.9
Impairment of goodwill and trade name	—	296.2							296.2

Total expenses	2,846.7	714.9	(55.7)			—			3,505.9

Operating income (loss)	139.7	(321.3)	55.7			—			(125.9)
Interest expense	(222.5)	(27.9)				(30.6)	(DD	)	(281.0)
Interest and other income	19.2	6.8							26.0
Other expense	(20.0)	(7.8)							(27.8)
Loss on extinguishment of debt	(1.3)	—							(1.3)
Gain on investments, net	3.5	—							3.5
Equity interests income	8.7	—							8.7

Income (loss) before income taxes	(72.7)	(350.2)	55.7			(30.6)			(397.8)
Income tax provisions	(34.2)	38.3	—	(CC	)	—	(EE	)	4.1

Net income (loss)	(106.9)	(311.9)	55.7			(30.6)			(393.7)
Less: Net loss (income) attributable to noncontrolling interests	13.4	—				(3.5)	(FF	)	9.9

Net income (loss) attributable to Parent	$(93.5)	$(311.9)	$55.7			$(34.1)			$(383.8)

LG Studios’ acquisition of eOne

LG Studios accounted for the acquisition of eOne as a business combination in accordance with GAAP. Accordingly, the purchase price attributable to the acquisition of eOne was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. See Note 2 of LG Studios’ combined financial statements as of and for the fiscal year ended March 31, 2024 for information on the purchase consideration, fair value estimates of the assets acquired and liabilities assumed, and resulting goodwill as of the December 27, 2023 acquisition date.

In determining the fair value of the assets acquired and liabilities assumed, the Company considered the purchase price of eOne and the underlying cash flows projected in assessing the purchase price for eOne, the competitive bidding process and perspectives of a market participant. With the exception of eOne’s investment in film and television programs, certain property and equipment and right of use assets, the fair value of eOne’s assets and liabilities were determined to approximate book value, with little subjective estimation required (i.e. the fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, participations and residuals, film related obligations and other liabilities were estimated to approximate their book values). The adjustment to the historical carrying value of investment in film and television programs of eOne resulting from the estimate of fair value was the largest subjective adjustment required in allocating the estimated purchase price. Investment in film and television programs includes films and television programs in development, released and unreleased titles and older titles as part of the film and television program library. There are inherent uncertainties in estimating the future cash flows for film and television programs with a higher degree of uncertainty associated with unreleased titles. Such inherent uncertainties could result in a range of estimates in fair value by different market participants.

The preliminary fair value of film and television programs and library was estimated under the principles of ASC 805, which requires assets acquired and liabilities assumed to be measured at fair value as defined in ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This measurement of fair value will inherently differ from the carrying value of investment in film and television programs and library recorded under ASC 926, Entertainment Films (“ASC 926”). The preliminary estimate of the fair value of investment in film and television programs and acquired library was based on projected cash flows from a market participant perspective and were discounted to present value using a discount rate commensurate with the risk of achieving those cash flows of approximately 11.5%. In addition, the discounted cash flow reflects costs for other items such as taxes, certain contributory asset charges, and overhead, which resulted in the fair value estimated under ASC 820 being less than the carrying values of those assets under ASC 926.

Under ASC 805, where the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, the excess is reflected as goodwill, and where the fair value of the assets acquired and liabilities assumed exceeds the total purchase price, the difference results in a gain on the purchase. The preliminary purchase price allocation resulted in approximately $15.6 million of goodwill. A 10% increase in the valuation of investment in film and television programs would result in a bargain purchase gain of approximately $21.6 million, as compared to a 10% decrease in the valuation of investment in film and television programs which would result in an increase in goodwill of approximately $52.8 million.

PPA Adjustments to the unaudited pro forma condensed combined statements of operations

The unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2024 includes the following adjustments:

(AA)

Reflects estimated decreases of $48.2 million in amortization expense for the fiscal year ended March 31, 2024, resulting from the preliminary allocation of purchase consideration to investments in film and television programs, subject to amortization, and adjusting the content library to the preliminary fair value. See Note 2 of LG Studios’ combined financial statements as of and for the fiscal ended March 31, 2024 for information on the estimated fair values as of the acquisition date, useful lives and amortization method of acquired investments in film and television programs.

(BB)

Reflects estimated decreases of $7.5 million for the fiscal year ended March 31, 2024, in amortization and depreciation expense resulting from the preliminary allocation of purchase consideration to definite-lived intangible assets subject to amortization and property and equipment. See Note 2 of LG Studios’ combined financial statements as of and for the fiscal year ended March 31, 2024 for information on the estimated fair values as of the acquisition date, useful lives and amortization method of acquired definite-lived intangible assets subject to amortization and property and equipment.

(CC)	No income tax adjustment is reflected for the fiscal year ended March 31, 2024 based on LG Studios having a full valuation allowance on its net deferred tax asset.

Other Adjustment to the unaudited pro forma condensed combined statements of operations

(DD)

Reflects the estimated incremental interest expense resulting from the $375.0 million drawdown and $194.1 million drawdown from LG Studios revolving credit facility to fund the acquisition of eOne and the acquisition of additional interest in 3 Arts Entertainment for the fiscal year ended March 31, 2024. The unaudited pro forma financial information reflects an assumed interest rate of 7.16%, based on the Secured Overnight Financing Rate (“SOFR”) as of December 27, 2023 and terms of LG Studios’ revolving credit facility. If the actual annual interest rate of the credit facility were to vary by 1/8th of a percent, the pro forma adjustment for interest expense would change by $0.5 million.

(EE)	No income tax adjustment is reflected for the fiscal year ended March 31, 2024 based on LG Studios having a full valuation allowance on its net deferred tax asset.

(FF)

Reflects the adjustment to net loss attributable to noncontrolling interests as a result of the decrease in LG Studio’s redeemable noncontrolling interest in 3 Arts Entertainment and resulting reclassification of the remaining noncontrolling interest to other liabilities.